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MFS High Income Fund, a series of MFS Series Trust III,  changed its  disclosure under Investment Objective from "...is to provide high current income by investing primarily in a professionally managed, diversified portfolio of fixed income securities, some of which may involve equity features" to "...is to seek total return with an emphasis on high current income, but also considering capital appreciation," and under Principal Investment Policies and Strategies deleted "While the fund may invest in fixed income securities with any credit rating, the securities offering the high current income sought by the fund generally have speculative characteristics or are lower rated bonds," as described in Post-Effective Amendment No. 40 to the Registration Statement (Nos. 2-60491 and 811-2794), as filed with the Securities and Exchange Commission via EDGAR on March 29, 2007, under Rule 485 under the Securities Act of 1933. Such description is incorporated herein by reference.

MFS High Yield Opportunities Fund, a series of MFS Series Trust III, changed its disclosure under Investment Objective from "...is to provide high current income," to "...is to seek total return with an emphasis on high current income, but also considering capital appreciation," as described in Post-Effective Amendment No. 40 to the Registration Statement (Nos. 2-60491 and 811-2794), as filed with the Securities and Exchange Commission via EDGAR on March 29, 2007, under Rule 485 under the Securities Act of 1933. Such description is incorporated herein by reference.

MFS Municipal High Income Fund, a series of MFS Series Trust III, changed its disclosure under Investment Objective from "...is to provide high current income exempt from federal income taxes by investing primarily in municipal bonds and notes which may be of medium and lower quality," to "...is to seek total return with an emphasis on high income exempt from federal income tax, but also considering capital appreciation," and added, under Principal Investment Policies and Strategies, "MFS may invest 25% or more of the fund's total assets in municipal instruments that finance similar projects, such as those relating to education, healthcare, housing, utilities, water, or sewers," as described in Post-Effective Amendment No. 40 to the Registration Statement (Nos. 2-60491 and 811-2794), as filed with the Securities and Exchange Commission via EDGAR on March 29, 2007, under Rule 485 under the Securities Act of 1933. Such description is incorporated herein by reference.